UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

G REIT Liquidating Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

G REIT, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2008, G REIT, Inc. (the "Company") and each of the directors of the Company, Gary H. Hunt, W. Brand Inlow, Edward A. Johnson, D. Fleet Wallace and Gary T. Wescombe, entered into an Agreement and Declaration of Trust (the "Liquidating Trust Agreement") in connection with the formation of the G REIT Liquidating Trust (the "Liquidating Trust"). The Liquidating Trust Agreement was executed and the Liquidating Trust was formed for the purpose of completing the liquidation and dissolution of the Company. In accordance with the Company’s Plan of Liquidation and Dissolution ("Plan of Liquidation"), the Company will transfer all of its assets and liabilities to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions set forth in the Liquidating Trust Agreement.

Messrs. Hunt, Inlow, Johnson, Wallace and Wescombe will serve as the initial trustees (the "Trustees") of the Liquidating Trust. Mr. Wescombe was appointed by the Trustees to serve as the Chairman of the Trustees. The Trustees will each receive $1,000 per meeting and the Chairman of the Trustees will receive an additional $500 per meeting as compensation for their services as Trustees.

The existence of the Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the Liquidating Trust's assets in accordance with the terms of the Liquidating Trust Agreement, or (ii) the expiration of a period of three years from the date assets are first transferred to the Liquidating Trust. The existence of the Liquidating Trust may, however, be extended beyond the three year term if the Trustees then determine that an extension is reasonably necessary to fulfill the purpose of the Liquidating Trust and, prior to such extension, the Trustees have requested and received certain no-action assurances from the Securities and Exchange Commission.

The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 28, 2008, the Company transferred its remaining assets to, and its remaining liabilities were assumed by, the Trustees of the Liquidating Trust in accordance with the Company’s Plan of Liquidation and the Liquidating Trust Agreement.

The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the formation of the Liquidating Trust, the stock transfer books of the Company were closed as of the close of business on January 22, 2008 (the "Record Date"). Each share of the Company’s common stock outstanding on the Record Date was converted automatically into a beneficial interest in the Liquidating Trust, and, upon the transfer of the assets and liabilities of the Company to the Liquidating Trust on January 28, 2008, all of the outstanding shares of the Company’s common stock were cancelled.

Also on January 28, 2008, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934, and the Company announced that it will cease filing reports under that act. However, the Trustees will issue to beneficiaries of the Liquidating Trust and file with the Securities and Exchange Commission annual reports on Form 10-K and current reports on Form 8-K.

The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) As a result of the transfer of the Company’s assets and liabilities to the Liquidating Trust, the impact to the pro forma condensed consolidated financial statements results in an ending balance of zero.

(d) Exhibits:

10.1 Liquidating Trust Agreement, dated as of January 22, 2008, by and between G REIT, Inc. and Gary H. Hunt, W. Brand Inlow, Edward A. Johnson, D. Fleet Wallace and Gary T. Wescombe, the Trustees

99.1 Press Release dated January 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT Liquidating Trust

January 28, 2008	By:	/s/ Gary T. Wescombe

Name: Gary T. Wescombe
Title: Chairman of the Trustees

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Exhibit Index

Exhibit No.	Description

10.1	Liquidating Trust Agreement, dated as of January 22, 2008, by and between G REIT, Inc. and Gary H. Hunt, W. Brand Inlow, Edward A. Johnson, D. Fleet Wallace and Gary T. Wescombe, the Trustees
99.1	Press Release dated January 28, 2008